EXHIBIT 23.2



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Barnes & Noble, Inc.
New York, New York


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 11, 1997, relating to the consolidated financial statements of Barnes & Noble, Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                              /s/ BDO SEIDMAN, LLP
                               --------------------------
                                  BDO SEIDMAN, LLP


New York, New York
May 13, 1997